Exhibit 5.1

June 8, 2026

AIM ImmunoTech Inc.

2117 SW Highway 484

Ocala, FL 34473

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel for AIM ImmunoTech Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-1 (the “Registration Statement”), with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), with respect to the resale, on a delayed or continuous basis, by the selling stockholders named in the Registration Statement under the caption “Selling Stockholders” (the “Selling Stockholders”) of up to an aggregate of 31,287,933 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), consisting of (i) 14,903,840 shares of Common Stock issuable upon the exercise of Class H Warrants (the “Class H Warrants,” and such shares of Common Stock issuable upon exercise of the Class H Warrants, the “Class H Warrant Shares”), (ii) 894,230 shares of Common Stock issuable upon the exercise of placement agent warrants (the “Warrant Inducement Placement Agent Warrants,” and such shares of Common Stock issuable upon exercise of the Warrant Inducement Placement Agent Warrants, the “Warrant Inducement Placement Agent Warrant Shares”) issued to Ladenburg Thalmann & Co., Inc. (the “Placement Agent”), (iii) 15,038,702 shares of Common Stock issuable upon the exercise of Class I Warrants (the “Class I Warrants,” and such shares of Common Stock issuable upon exercise of the Class I Warrants, the “Class I Warrant Shares”), and (iv) 451,161 shares of Common Stock issuable upon the exercise of placement agent warrants issued to the Placement Agent in the concurrent private placement on May 21, 2026 (the “May Offering Placement Agent Warrants,” and such shares of Common Stock issuable upon exercise of the May Offering Placement Agent Warrants, the “May Offering Placement Agent Warrant Shares”). The Class H Warrants, the Warrant Inducement Placement Agent Warrants, the Class I Warrants, and the May Offering Placement Agent Warrants are collectively referred to as the “Warrants.”

In connection with this opinion letter, we have examined and relied upon the Registration Statement, relevant transaction documents, the Company’s certificate of incorporation (as amended and/or restated to date) and the Company’s bylaws (as amended and/or restated to date), each as currently in effect, a certificate of good standing issued by the Secretary of State of Delaware as of a recent date, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda, and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

In such examination and in rendering the opinion expressed below, we have assumed, without independent investigation or verification: (i) the genuineness of all signatures on all agreements, instruments, corporate records, certificates, and other documents submitted to us; (ii) the legal capacity, competency, and authority of all individuals executing documents submitted to us; (iii) the authenticity and completeness of all agreements, instruments, corporate records, certificates, and other documents submitted to us as originals; (iv) that all agreements, instruments, corporate records, certificates, and other documents submitted to us as certified, electronic, facsimile, conformed, photostatic, or other copies conform to the originals thereof, and that such originals are authentic and complete; (v) the due authorization, execution, and delivery of all agreements, instruments, corporate records, certificates and other documents by all parties thereto (other than the Company); (vi) that no documents submitted to us have been amended or terminated orally or in writing, except as has been disclosed to us in writing; and (vii) that the statements contained in the certificates and comparable documents of public officials, officers, and representatives of the Company and other persons on which we have relied for the purposes of this opinion letter are true and correct on and as of the date hereof.

We have further assumed that the appropriate action will be taken, prior to the offer and sale of the Shares by the Selling Stockholders, to register and qualify the Shares for sale under all applicable state securities or “blue sky” laws.

The Class H Warrants and Class I Warrants are not exercisable in accordance with their terms until such time as the Company has received stockholder approval for the issuance of the Class H Warrant Shares and Class I Warrant Shares, as applicable, in accordance with the listing rules of the NYSE American LLC (the “Stockholder Approval”).

Based upon and subject to the foregoing, including receipt of Stockholder Approval, we are of the opinion that the Shares will be duly authorized for issuance and, when issued, delivered and paid for in accordance with the terms of the Class H Warrants, Warrant Inducement Placement Agent Warrants, Class I Warrants, and the May Offering Placement Agent Warrants, as applicable, including the payment of the exercise price therefor, will be validly issued, fully paid and nonassessable.

Our opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. Our opinion herein is expressed solely with respect to the federal laws of the United States and the General Corporation Law of the State of Delaware as in effect on the date hereof. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule, or regulation relating to securities, or to the sale or issuance thereof. Our opinion is based on these laws as in effect on the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events, or developments which hereafter may be brought to our attention and which may alter, affect, or modify the opinion expressed herein. We express no opinion as to whether the laws of any particular jurisdiction other than those identified above are applicable to the subject matter hereof.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement, and to being named under the caption “Legal Matters” contained therein. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Thompson Hine LLP

Thompson Hine LLP